Exhibit 99.1

Lantheus Reports First Quarter 2025 Financial Results and Provides Business Update
•Worldwide revenue of $372.8 million in the first quarter 2025
•GAAP fully diluted earnings per share of $1.02, compared to $1.87 in the first quarter of 2024; adjusted fully diluted earnings per share of $1.53, compared to $1.69 in the first quarter of 2024
•Free cash flow totaled $98.8 million for the first quarter 2025
•Closed acquisition of Evergreen Theragnostics early in the second quarter; expect to close on acquisition of Life Molecular Imaging in the coming weeks; and yesterday announced planned divestiture of SPECT business
•Recently announced positive data for two MK-6240 pivotal studies; plan to file NDA in the third quarter of 2025
•Provided updated interim corporate guidance for full year 2025 revenue and adjusted fully diluted earnings per share
BEDFORD, Mass., May 7, 2025 (GLOBE NEWSWIRE) -- Lantheus Holdings, Inc. (Lantheus or the Company) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today reported financial results for its first quarter ended March 31, 2025.
"We are laying the foundation for the next chapter of Lantheus’ business with the acquisition of Evergreen Theragnostics and planned acquisition of Life Molecular Imaging, both of which add growth drivers that complement our business and diversify our revenues. These transactions also add exciting new pipeline programs in both late- and early-stage development and key capabilities that enable Lantheus to progress novel programs from bench to clinic," said Brian Markison, Chief Executive Officer at Lantheus. "With robust cash flow and a disciplined capital allocation strategy, we are advancing our position as the leading radiopharmaceutical-focused company. We remain dedicated to being the partner of choice for nuclear medicine departments and free-standing imaging centers, delivering sustainable growth, creating long-term value for our shareholders, and bringing innovative products to patients in need."
Summary Financial Results

(in millions, except per share data – unaudited)	Three Months Ended March 31,
	2025	2024	% Change
Worldwide revenue	$372.8	$370.0	0.8%
GAAP net income	$72.9	$131.1	(44.3)%
GAAP fully diluted earnings per share	$1.02	$1.87	(45.5)%
Adj. net income (non-GAAP)	$109.5	$118.3	(7.5)%
Adj. fully diluted earnings per share (non-GAAP)	$1.53	$1.69	(9.5)%
First Quarter 2025
•Sales of PYLARIFY were $257.7 million, a decrease of 0.5%.
•Sales of DEFINITY were $79.2 million, an increase of 3.5%.
•Operating income decreased 4.3% to $102.1 million. Adjusted operating income (non-GAAP) decreased 7.1% to $144.3 million.
•Fully diluted earnings per share decreased to $1.02, compared to $1.87 in the prior year period. Adjusted fully diluted earnings per share (non-GAAP) decreased 9.5% to $1.53, compared to $1.69 in the prior year period.
•Net cash provided by operating activities and free cash flow were $107.6 million and $98.8 million, respectively.

Balance Sheet
•At March 31, 2025, the Company's cash and cash equivalents grew to $938.5 million, compared to $912.8 million at December 31, 2024, after prepaying a $50.0 million deposit related to our Evergreen Theragnostics, Inc. (Evergreen) acquisition, which closed early in the second quarter of 2025.
•The Company currently has access to up to $750.0 million from a revolving line of credit.
Recent Business Highlights
Business Development Updates
•In January, the Company announced an agreement to acquire Life Molecular Imaging Ltd. (Life Molecular), which is now expected to close in the second quarter of 2025, subject to customary closing conditions. The acquisition will provide Lantheus with Neuraceq®, a globally approved beta-amyloid targeted radiodiagnostic for Alzheimer’s disease, along with a strong commercial footprint and infrastructure. The deal is complementary to Lantheus’ portfolio of late-stage neurology radiodiagnostics and builds on the acquisition of worldwide rights to LNTH-2401 (68Ga-DOTA-RM2) and LNTH-2402 (177Lu-DOTA-RM2) announced last year.
•Also in January, the Company announced an agreement to acquire Evergreen, a clinical-stage radiopharmaceutical company based in New Jersey. On April 1, we announced the completion of the acquisition. Through the transaction, Lantheus has acquired OCTEVY™, a registrational-stage PET imaging agent targeting neuroendocrine tumors, which complements Lantheus’ therapeutic candidate PNT2003, as well as acquiring a portfolio of clinical and pre-clinical theranostic pairs. The acquisition also advances Lantheus’ capabilities with the addition of Evergreen’s radioligand therapy manufacturing infrastructure, including a revenue-generating CDMO business.
•On May 6, 2025, the Company announced the agreement to sell the Company’s SPECT business to Illuminated Holdings, Inc., the parent company of SHINE Technologies, LLC (SHINE). Under the terms of the agreement, SHINE will acquire Lantheus’ SPECT business, including its diagnostic agents (TechneLite, NEUROLITE, Xenon Xe-133 Gas, and Cardiolite), the portion of the North Billerica, MA campus that manufactures Lantheus’ SPECT products and the SPECT-related Canadian operations. The transaction allows Lantheus to focus on growing its commercial portfolio of innovative PET radiodiagnostics and microbubbles, while advancing its pipeline of radiopharmaceuticals. The transaction is expected to close by the end of the year, subject to customary closing conditions.
Radiopharmaceutical Pipeline Updates
•Lantheus recently announced that MK-6240, its next-generation tau imaging agent, met its primary endpoints in two pivotal clinical studies assessing the investigational asset’s sensitivity and specificity. The Company plans to submit a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) in the third quarter of 2025.
•LNTH-2503, a potentially best- and first-in-class lutetium-177 theranostic pair targeting the cholecystokinin receptor (CCK2R) brought in by the Evergreen acquisition, has been authorized to proceed with a therapeutic Phase 1 study in patients with small cell lung cancer by the European Medicines Agency (EMA). The Company expects to initiate the Phase 1 therapeutic study in the United States later this year and continue its ongoing Phase 2 gallium-68 imaging study.
•The Phase 3 SPLASH study of PNT2002 recently reached 100% of prespecified overall survival events. The results were comparable to the previously reported 46% and 75% readouts and remain confounded by patient crossover within the study. The Company is working closely with partner, Eli Lilly and Company, to review the full dataset, however the Company does not plan to pursue an NDA or further invest in this asset.
Full Year 2025 Interim Corporate Financial Guidance

	Guidance Issued May 7, 2025	Guidance Issued February 26, 2025
FY 2025 Revenue	$1.550 billion - $1.585 billion	$1.545 billion - $1.610 billion
FY 2025 Adjusted fully diluted EPS	$6.60 - $6.70	$7.00 - $7.20
On a forward-looking basis, the Company does not provide GAAP income per common share guidance or a reconciliation of GAAP income per common share to adjusted fully diluted EPS because the Company is unable to predict with reasonable certainty business development and acquisition related expenses, purchase accounting fair value adjustments, and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted fully diluted EPS on a forward-looking basis is not available without unreasonable effort.

Conference Call and Webcast
As previously announced, the Company will host a conference call and webcast on Wednesday, May 7, 2025, at 8:00 a.m. ET. To access the conference call or webcast, participants should register online at https://investor.lantheus.com/news-events/calendar-of-events.
A replay will be available approximately two hours after completion of the webcast and will be archived on the same web page for at least 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc.
Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices in New Jersey, Canada and Sweden, Lantheus has been providing radiopharmaceutical solutions for nearly 70 years. For more information, visit www.lantheus.com.
Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted net income per share - fully diluted; adjusted operating income and its line components, and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “advance,” “believe,” “continue,” “could,” “driving,” “expect,” “guidance,” “maintain,” “may,” “on track,” “plan,” “potential,” “predict,” “progress,” “should,” “target,” “will,” “would” and other similar terms. Such forward-looking statements include our guidance for the fiscal year 2025 and our plans to expand our portfolio of late-stage assets and high potential early-stage candidates, our acquisition of Evergreen, our potential acquisition of Life Molecular and our plans to divest our SPECT business to SHINE, and are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) continued market expansion and penetration for our established commercial products, particularly PYLARIFY and DEFINITY, in a competitive environment and our ability to clinically and commercially differentiate our products; (ii) our ability to have third parties manufacture our products and our ability to manufacture DEFINITY in our in-house manufacturing facility, in amounts and at the times needed; (iii) the availability of raw materials, key components, and equipment, either used in the production of our products and product candidates, or in the use by healthcare professionals of our products and product candidates, including, but not limited to positron emission tomography (“PET”) scanners for PYLARIFY, MK-6240 and NAV-4694; (iv) our ability to satisfy our obligations under our existing clinical development partnerships using MK-6240 or NAV-4694 as a research tool and under the license agreements through which we have rights to MK-6240 and NAV-4694, and to further develop and commercialize MK-6240 and NAV-4694 as approved products, including the timing for any potential regulatory submissions for these investigational assets; (v) our ability to successfully integrate acquisitions, including of Life Molecular, subject to completion of our acquisition thereof, and Evergreen, including the potential for unforeseen expenses related to integration activities, the accuracy of our financial models, the potential for unforeseen liabilities within those businesses, the ability to integrate disparate information technology systems, retain key talent and create a merged corporate culture that successfully realizes the full potential of the combined organization; (vi) our ability to complete the transaction with SHINE on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory approvals and satisfaction of other closing conditions to consummate the transaction, unforeseen expenses related to the divestiture, and failure to realize the expected benefits of the transaction; (vii) our ability to obtain FDA approval for LNTH-2501, our investigational kit for the preparation of Gallium-68 DOTATOC, which may be used in conjunction with a PET scan to stage and localize gastroenteropancreatic neuroendocrine tumors in adults and children, and approval for PNT2003, and to be successful in the patent litigation associated with PNT2003; (viii) the cost, efforts and timing for clinical development, regulatory approval, adequate coding, coverage and payment and successful commercialization of our product candidates and new clinical applications and territories for our products, in each case, that we or our strategic partners may undertake; (ix) our ability to identify opportunities to collaborate with strategic partners and to acquire or in-license additional diagnostic and therapeutic product opportunities in oncology, neurology and other strategic areas and continue to grow and advance our pipeline of products; and (x) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).
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Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues	$372,764	$369,975
Cost of goods sold	135,064	128,129
Gross profit	237,700	241,846
Operating expenses
Sales and marketing	42,503	45,546
General and administrative	56,816	47,895
Research and development	36,314	48,024
Total operating expenses	135,633	141,465
Gain on sale of assets	—	6,254
Operating income	102,067	106,635
Interest expense	4,804	4,859
Investment in equity securities - unrealized loss (gain)	14,862	(60,704)
Other income	(14,128)	(8,788)
Income before income taxes	96,529	171,268
Income tax expense	23,584	40,202
Net income	$72,945	$131,066
Net income per common share:
Basic	$1.06	$1.91
Diluted	$1.02	$1.87
Weighted-average common shares outstanding:
Basic	68,675	68,757
Diluted	71,461	70,095

Lantheus Holdings, Inc.
Consolidated Revenues Analysis
(in thousands – unaudited)

	Three Months Ended March 31,
	2025	2024	% Change
PYLARIFY	$257,654	$258,870	(0.5)%
Other radiopharmaceutical oncology	—	384	(100.0)%
Total radiopharmaceutical oncology	257,654	259,254	(0.6)%
DEFINITY	79,211	76,564	3.5%
TechneLite	19,711	21,714	(9.2)%
Other precision diagnostics	5,441	5,932	(8.3)%
Total precision diagnostics	104,363	104,210	0.1%
Strategic partnerships and other revenue	10,747	6,511	65.1%
Total revenues	$372,764	$369,975	0.8%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share and percent data – unaudited)

	Three Months Ended March 31,
	2025	2024
Net income	$72,945	$131,066
Stock and incentive plan compensation	21,198	15,384
Amortization of acquired intangible assets	8,016	9,932
Campus consolidation costs	60	19
Non-recurring fees	2,478	—
Gain on sale of assets	—	(6,254)
Strategic collaboration and license costs	5,413	28,000
Investment in equity securities - unrealized loss (gain)	14,862	(60,704)
Acquisition-related costs	4,751	788
Other	(4,452)	789
Income tax effect of non-GAAP adjustments(a)	(15,796)	(701)
Adjusted net income	$109,475	$118,319
Adjusted net income, as a percentage of revenues	29.4%	32.0%

	Three Months Ended March 31,
	2025	2024
Net income per share - diluted	$1.02	$1.87
Stock and incentive plan compensation	0.30	0.22
Amortization of acquired intangible assets	0.11	0.14
Campus consolidation costs	—	—
Non-recurring fees	0.03	—
Gain on sale of assets	—	(0.09)
Strategic collaboration and license costs	0.07	0.40
Investment in equity securities - unrealized loss (gain)	0.21	(0.86)
Acquisition-related costs	0.07	0.01
Other	(0.06)	0.01
Income tax effect of non-GAAP adjustments(a)	(0.22)	(0.01)
Adjusted net income per share - diluted	$1.53	$1.69
Weighted-average common shares outstanding - diluted	71,461	70,095
(a)The income tax effect of the adjustments between GAAP net income and adjusted net income (non-GAAP) takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)
(in thousands, except per share and percent data – unaudited)

	Three Months Ended March 31,
	2025	2024
Operating income	$102,067	$106,635
Stock and incentive plan compensation	21,198	15,384
Amortization of acquired intangible assets	8,016	9,932
Campus consolidation costs	60	19
Non-recurring fees	2,478	—
Gain on sale of assets	—	(6,254)
Strategic collaboration and license costs	5,413	28,000
Acquisition-related costs	4,751	788
Other	275	789
Adjusted operating income	$144,258	$155,293
Adjusted operating income, as a percentage of revenues	38.7%	42.0%

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$107,563	$127,238
Capital expenditures	(8,718)	(8,273)
Free cash flow	$98,845	$118,965

Net cash used in investing activities	$(63,718)	$(106,529)
Net cash used in financing activities	$(18,219)	$(16,845)

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$938,533	$912,814
Accounts receivable, net	348,749	321,258
Inventory	69,126	68,025
Other current assets	67,372	24,536
Total current assets	1,423,780	1,326,633
Investment in equity securities	30,375	39,489
Property, plant and equipment, net	180,783	176,798
Intangibles, net	153,745	161,761
Goodwill	61,189	61,189
Deferred tax assets, net	168,885	170,233
Other long-term assets	36,467	44,237
Total assets	$2,055,224	$1,980,340
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt and other borrowings	$747	$974
Accounts payable	44,874	34,560
Accrued expenses and other liabilities	202,381	204,992
Total current liabilities	248,002	240,526
Asset retirement obligations	18,740	23,344
Long-term debt, net and other borrowings	566,098	565,279
Other long-term liabilities	58,190	63,180
Total liabilities	891,030	892,329
Commitments and contingencies
Stockholders’ equity
Preferred stock ($0.01 par value, 25,000 shares authorized; no shares issued and outstanding)	—	—
Common stock ($0.01 par value, 250,000 shares authorized; 71,607 and 70,905 shares issued as of March 31, 2025 and December 31, 2024, respectively)	716	709
Additional paid-in capital	821,346	817,972
Treasury Stock at cost - 2,455 shares as of March 31, 2025 and December 31, 2024	(175,000)	(175,000)
Retained earnings	518,890	445,945
Accumulated other comprehensive loss	(1,758)	(1,615)
Total stockholders’ equity	1,164,194	1,088,011
Total liabilities and stockholders’ equity	$2,055,224	$1,980,340

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Contacts:
Mark Kinarney
Vice President, Investor Relations
978-671-8842
ir@lantheus.com

Melissa Downs
Executive Director, External Communications
646-975-2533
media@lantheus.com